SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2008.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6121 Hollis Street
Emeryville, California 94608
(Address of principal executive offices)

(510) 350-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

See the information in item 2.03 below.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Our Revolving Line of Credit Agreement has been amended to permit us to borrower up to $2,500,000, and the maturity date of revolving line of credit loans has been extended to November 15, 2008. The loans may become payable prior to the maturity date if we receive an aggregate of $4,000,000 through (A) the sale of capital stock, (B) the collection of license fees, signing fees, milestone fees, or similar fees (excluding royalties) in excess of $2,500,000 under any present or future agreement pursuant to which we grant one or more licenses to use our patents or technology, (C) funds borrowed from other lenders, or (D) any combination of sources under clauses (A) through (C).

As of April 4, 2008 we had received loan commitments from the lenders for $2,050,000.  In consideration for making the additional credit available and for extending the maturity date of outstanding loans, we agreed to issue the lenders one common share for each $5 principal amount of their loan commitment, or, for loan commitments made after April 8, 2008, the lender will receive the lesser of (a) one common share for each $5 of the loan commitment, or (b) a number of common shares having an aggregate market value (based on closing price of the shares on the OTCBB) equal to six percent (6%) of the lender’s loan commitment .  Up to 500,000 common shares will be issued.

Our lenders have been given the right to exchange their line of credit promissory notes for our common shares at a price of $1.00 per share, and/or for common stock of our subsidiary Embryome Sciences, Inc. at a price of $2.00 per share.

Section 3—Securities and Trading Markets

Item 3.02  Unregistered Sale of Equity Securities.

The common shares described in Item 2.03 are or will be issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amended and Restated Revolving Line of Credit Agreement, dated March 31, 2008
10.2	Third Amended and Restated Security Agreement, dated March 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: April 4, 2008	By	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description

10.1	Third Amended and Restated Revolving Line of Credit Agreement, dated March 31, 2008
10.2	Third Amended and Restated Security Agreement, dated March 31, 2008